Exhibit 10.1

AMENDMENT NO. 9
This Amendment No. 9, dated as of January 25, 2016 (this “Amendment”), to that certain Credit Agreement, dated as of November 30, 2010, as amended by Amendment No. 1, dated as of November 16, 2012, Amendment No. 2, dated as of July 24, 2013, Amendment No. 3, dated as of August 30, 2013, Amendment No. 4, dated as of February 21, 2014, Amendment No. 5, dated as of April 11, 2014, Amendment No. 6, dated as of September 30, 2014, Amendment No. 7, dated as of May 28, 2015, Amendment No. 8, dated as of December 15, 2015 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time through the date hereof, the “Credit Agreement”), among, inter alios, CCA CLUB OPERATIONS HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), CLUBCORP CLUB OPERATIONS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and CITICORP NORTH AMERICA, INC., as Administrative Agent, is entered into by and among Holdings, the Borrower, the Agents and the Initial New Revolving Credit Lenders (as defined below). Capitalized terms used herein but not defined herein are used as defined in the Credit Agreement.
W I T N E S S E T H:
WHEREAS, the Borrower, Holdings, the Administrative Agent, the Lenders and certain other parties hereto are parties to the Credit Agreement;
WHEREAS, the Borrower desires to replace the existing Revolving Credit Facility pursuant to Section 2.14(a) of the Credit Agreement with new revolving credit commitments and has requested that the initial New Revolving Credit Lenders party hereto (each, an “Initial New Revolving Credit Lender”) extend credit to the Borrower in the form of Replacement Revolving Credit Commitments in an aggregate principal amount of $175,000,000 (the “Replacement Revolving Credit Commitments” and, with respect to each Initial New Revolving Credit Lender, the amount specified on Schedule I hereto, such Lender’s “Replacement Revolving Credit Commitment”) and make revolving loans thereunder that shall constitute a replacement of the existing Revolving Credit Facility under the Credit Agreement (the “Replacement Revolving Credit Loans”);
WHEREAS, the Borrower has requested Citibank, N.A., (a) in its capacity as a swing line lender under the Replacement Revolving Credit Commitments (the “New Swing Line Lender”), agree to provide swing line loans on the terms and conditions set forth herein and (b) in its capacity as an issuer of letters of credit under the Replacement Revolving Credit Commitments (the “New L/C Issuer”), agree to provide letters of credit on the terms and conditions in the Restated Credit Agreement;
WHEREAS, pursuant to Section 2.14(c) of the Credit Agreement, the terms and provisions of the Replacement Revolving Credit Loans and Replacement Revolving Credit Commitments shall be as agreed between the Borrower and the Initial New Revolving Lenders and, to the extent such terms and provisions are not set forth in Section 2.14(c), reasonably satisfactory to the Administrative Agent, the L/C Issuer and the Swing Line Lender;
WHEREAS, (a) each Initial New Revolving Credit Lender has indicated its willingness to provide such Replacement Revolving Credit Commitments in the amount specified on Schedule I hereto, (b) the New Swing Line Lender has indicated its willingness to provide swing line loans under the Replacement Revolving Credit Commitments and (c) the New L/C Issuer has indicated its willingness to provide letters of credit under the Replacement Revolving Credit Commitments, in each case, on the terms and subject to the conditions contemplated hereby; and

WHEREAS, in order to effect the foregoing, the Borrower and the other parties hereto desire to amend the Credit Agreement, subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:
SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT
Effective as of the Ninth Amendment Effective Date (as defined in Section 3 below) and subject to the satisfaction (or due waiver) of the conditions set forth in Section 3 below, the Credit Agreement is hereby amended as follows:
1.1    Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:
“Ninth Amendment” means the Amendment No. 9 to this Agreement, dated as of January 25 2016.
“Ninth Amendment Effective Date” has the meaning assigned to such term in the Ninth Amendment.
1.2    Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (b) of the definition of “Applicable Rate” as follows:
(b)    with respect to Revolving Credit Loans, unused Revolving Credit Commitments and Letter of Credit fees for any period occurring on and after the Ninth Amendment Effective Date, (A) for Eurodollar Rate Loans, 3.00%, (B) for Base Rate Loans, 2.00%, (C) for Letter of Credit fees, 3.00% and (D) for Revolving Credit Commitment Fees, (x) if the Senior Secured Leverage Ratio is equal to or greater than 2.00:1.00 as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02, 0.50% or (y) if the Senior Secured Leverage Ratio is less than 2.00:1.00 as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02, 0.375%.
Any increase or decrease in the Applicable Rate resulting from a change in the Senior Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02; provided that at the option of the Administrative Agent or the Required Revolving Lenders, the Revolving Credit Commitment Fee shall be 0.50% (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Applicable Rate otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after a Default or Event of Default shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Default or Event of Default is cured or waived (and thereafter the Applicable Rate otherwise determined in accordance with this definition shall apply); provided, further, that prior to delivery of the Compliance Certificate with respect to the first Fiscal Quarter beginning after the Ninth Amendment Effective Date, the Revolving Credit Commitment Fee shall be 0.50%.

In the event that the Administrative Agent or the Borrower determine that any financial statements previously delivered were incorrect or inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Borrower shall as soon as practicable deliver to the Administrative Agent the corrected financial statements for such Applicable Period, (ii) the Applicable Rate shall be determined as if such higher Applicable Rate were applicable for such Applicable Period, and (iii) the Borrower shall within three (3) Business Days of demand thereof by the Administrative Agent pay to the Administrative Agent the accrued additional amount owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with this Agreement. This paragraph shall not limit the rights of the Administrative Agent and Lenders with respect to Section 2.08 and Article 8.
1.3    Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Eurodollar Rate” as follows:
“Eurodollar Rate” means, for any Interest Period with respect to any Eurodollar Rate Loan, the greater of: (a) with respect to Term B Loans, (A) for any period occurring prior to the Second Amendment Effective Date, 1.25% and (B) on and after the Second Amendment Effective Date, 1.00%, (b) (i) the rate per annum equal to the rate appearing on Reuters Page LIBOR01 (or any successor or substitute page of such Reuters service, or if the Reuters service ceases to be available, any successor to or substitute for such service providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time in consultation with the Borrower, for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) for delivery on the first day of such Interest Period with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or (ii) if the rate referenced in the preceding clause (i) is not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two (2) Business Days prior to the first day of such Interest Period and (c) 0.00% per annum.
1.4    Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Maturity Date” as follows:
“Maturity Date” means (a) with respect to the Revolving Credit Facility, the date that is five (5) years after the Ninth Amendment Effective Date and (b) with respect to the Term B Loan Facility, the date that is seven (7) years after the Eighth Amendment Effective Date; provided that the reference to Maturity Date with respect to Revolving Credit Commitments and Revolving Loans whose maturity has been extended pursuant to Section 2.15 shall be the Revolving Maturity Date.
1.5    Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Revolving Credit Commitment” as follows:

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth on Schedule I attached to the Ninth Amendment (as may be adjusted in accordance with the terms hereof and thereof) or in the Assignment and Assumption, Joinder Agreement or Revolving Extension Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Aggregate Commitments of all Revolving Credit Lenders shall be $175,000,000 on the Ninth Amendment Effective Date.
1.6    Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Revolving Credit Commitment Period” as follows:
“Revolving Credit Commitment Period” means the period from and including the Ninth Amendment Effective Date to but not including the Maturity Date of the Revolving Credit Facility or any earlier date on which the Revolving Credit Commitments shall terminate as provided herein.
SECTION 2. REPLACEMENT REVOLVING CREDIT COMMITMENTS.
Subject to the terms and conditions set forth herein, on the Ninth Amendment Effective Date, (a) each Initial New Revolving Credit Lender agrees to provide the Replacement Revolving Credit Commitments and make the Replacement Revolving Credit Loans on the terms and conditions in the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”), (b) the New Swing Line Lender agrees to provide swing line loans on the terms and conditions in the Amended Credit Agreement and (c) the New L/C Issuer, agrees to provide letters of credit on the terms and conditions in the Amended Credit Agreement. The Replacement Revolving Credit Commitments, the Replacement Revolving Credit Loans, the swing line loans and the letters of credit issued thereunder shall have the terms as specified in the Amended Credit Agreement (including, without limitation, with respect to the interest rate, maturity date, mandatory prepayments and voluntary prepayments).
Each Initial New Revolving Credit Lender, the New Swing Line Lender and the New L/C Issuer (i) confirms that it has received a copy of the Amended Credit Agreement and the other Loan Documents, together with copies of the most recently delivered financial statements delivered pursuant to Section 6.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) as of the Ninth Amendment Effective Date, appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Amended Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) as of the Ninth Amendment Effective Date, agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Lender (including Section 10.15). Upon the Ninth Amendment Effective Date, (a) the Replacement Revolving Credit Commitments shall constitute “Revolving Credit Commitments”, (b) the Replacement Revolving Credit Loans shall constitutes “Revolving Credit Loans”, (c) to the extent not already a Lender, each Initial New Revolving Credit Lender shall become a Lender under the Credit Agreement and shall have all the rights and obligations of a Lender holding Revolving Credit Commitments, (d) the New Swing Line Lender shall constitute the

Swing Line Lender and shall have all rights and obligations of the Swing Line Lender under the Credit Agreement and (e) the New L/C Issuer shall constitute the L/C Issuer with all of the rights and obligations of the L/C Issuer under the Credit Agreement.
Schedule II contains a schedule of certain letters of credit issued under the Credit Agreement prior to the Ninth Amendment Effective Date by Citibank, N.A. for the account of the Borrower (including any such letter of credit issued on behalf of a Subsidiary of the Borrower that is a Restricted Subsidiary). On the Ninth Amendment Effective Date (i) such letters of credit, to the extent outstanding, shall be automatically and without further action by the parties thereto converted to Letters of Credit issued pursuant to Amended Credit Agreement for the account of the Borrower and subject to the provisions hereof, and for this purpose the fees specified in Section 2.03 of the Amended Credit Agreement shall be payable (in substitution for any fees set forth in the applicable letter of credit reimbursement agreements or applications relating to such letters of credit) as if such letters of credit had been issued on the Ninth Amendment Effective Date, (ii) the face amount of such letters of credit shall be included in the calculation of L/C Obligations and (iii) all liabilities of the Borrower with respect to such letters of credit shall constitute Obligations. Notwithstanding anything to the contrary in this Agreement, no letter of credit converted in accordance with this Amendment may be amended, extended or renewed; provided that each such letter of credit may, at the Borrower's option and subject to the terms and conditions of the Credit Agreement, be replaced at the time of its maturity with a Letter of Credit issued hereunder.
SECTION 3. CONDITIONS PRECEDENT
This Amendment shall become effective as of the date hereof (the “Ninth Amendment Effective Date”) on which date, each of the following conditions precedent shall have been satisfied or duly waived:
3.1    Certain Documents. The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:
(a)    this Amendment, duly executed by each of the Borrower, Holdings, the Administrative Agent and each Initial New Revolving Credit Lender;
(b)    an Acknowledgement and Confirmation, substantially in the form of Exhibit A hereto, duly executed by each Loan Party;
(c)    a certificate executed by a Responsible Officer of the Borrower, dated as of the Ninth Amendment Effective Date, certifying compliance with the requirements of Section 3.3;
(d)     a certificate from the Treasurer of the Borrower, dated as of the Ninth Amendment Effective Date, certifying that Holdings and its Restricted Subsidiaries, on a consolidated basis, both before and after giving effect to any extension of Replacement Revolving Credit Loans on the Ninth Amendment Effective Date and the application of the proceeds thereof, are Solvent;
(e)    a certificate of Responsible Officers of each Loan Party dated the Ninth Amendment Effective Date and certifying that each (w) copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party delivered pursuant to the Eighth Amendment remains in full force and effect and has not been further amended, (x) copy of the by-laws or operating (or limited liability company) agreement of such Loan Party delivered pursuant to the Eighth Amendment remains in full force and effect and has not been further amended, (y) the resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which such Person is a party and, in the case of the Borrower, the incurrence of the Replacement Revolving Credit Commitments contemplated hereunder, delivered pursuant to the Eighth Amendment, have not been modified, rescinded or amended and are in full force and effect and (z) incumbency and specimen signature delivered of each officer executing this Amendment and any other Loan Document on behalf of such Loan Party, pursuant to the Eighth Amendment, are still accurate;
(f)    a “Life of Loan” Federal Emergency Agency Standard Flood Hazard Determination with respect to the Mortgaged Property (together with notice about special flood hazard area status and flood disaster assistance, duly executed by the Borrower or the applicable Restricted Subsidiary).
(g)    evidence of flood insurance, in the event any Mortgaged Property or portion thereof is located in a special flood hazard area as determined by the “Life of Loan” Federal Emergency Agency Standard Flood Hazard Determinations;
(h)    an appraisal of each of the Mortgaged Properties that (i) is prepared by a member of the Appraisal Institute selected by the Administrative Agent, (ii) meets the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA), (iii) complies with the Uniform Standards of Professional Appraisal Practice (USPAP) and (iv) is reasonably satisfactory to the Initial New Revolving Credit Lenders in all respects; and
(i)    executed legal opinion of Perkins Coie LLP, special counsel to Holdings and the Borrower, dated the Ninth Amendment Effective Date, in form and substance reasonably acceptable to the Administrative Agent.
3.2    Fees and Expenses. An upfront fee equal to 0.25% of the Replacement Revolving Credit Commitments of each Initial New Revolving Credit Lender as set forth on Schedule I hereto shall be paid in full in immediately available funds. All other fees and reimbursable expenses that have been invoiced as of the Ninth Amendment Effective Date that are due and payable to any Person under the Credit Agreement or under any engagement letter entered into in connection with this Amendment shall have been paid in full in immediately available funds;
3.3    Representations and Warranties. On and as of the Ninth Amendment Effective Date and after giving effect to this Amendment, each of the representations and warranties contained in Section 4 below shall be true and correct;
3.4    Existing Revolving Credit Commitments.  All of the Revolving Credit Loans, together with any accrued interest, existing under the Credit Agreement prior to the Ninth Amendment Effective Date shall have been repaid in full in immediately available funds and all of the Revolving Credit Commitments existing under the Credit Agreement prior to the Ninth Amendment Effective Date shall have been terminated pursuant to Section 2.06 of the Credit Agreement. All of the Letter of Credit fees, fronting fees and Revolving Credit Commitment Fees, in each case, together with any accrued interest, existing under the Credit Agreement prior to the Ninth Amendment Effective Date shall have been paid in full in immediately available funds.
3.5    Replacement Revolving Credit Commitments. On and as of the Ninth Amendment Effective Date and after giving effect to this Ninth Amendment and the extension of the Replacement Revolving Credit Commitments contemplated hereby, each of the conditions precedent to the effectiveness of Replacement Revolving Credit Commitments under Section 2.14(a) of the Credit Agreement shall have been satisfied.

SECTION 4. REPRESENTATIONS AND WARRANTIES
Each of Holdings and the Borrower, on behalf of itself and each Loan Party, hereby represents and warrants to the Agents and each Lender, with respect to all Loan Parties, as follows:
4.1    Incorporation of Representations and Warranties from Loan Documents. Immediately before and immediately after giving effect to this Amendment, each of the representations and warranties of the Borrower and each other Loan Party contained in Article 5 of the Credit Agreement or in any other Loan Document are true and correct in all material respects (and in all respects if qualified by materiality) on and as of the Ninth Amendment Effective Date, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if qualified by materiality) as of such earlier date and (ii) that for purposes of this Section 4.1, the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and 6.01(b) of the Credit Agreement and, in the case of the financial statements furnished pursuant to Section 6.01(b) of the Credit Agreement, the representations contained in Section 5.05(a) of the Credit Agreement, as modified by this clause (ii), shall be qualified by the statement that such financial statements are subject to the absence of footnotes and year-end audit adjustments;
4.2    Corporate Power and Authority. Each of Holdings and the Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment, this Amendment has been duly executed and delivered by each of Holdings and the Borrower, and this Amendment is the legal, valid and binding obligation of each of Holdings and the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; and
4.3    Absence of Default. No Default or Event of Default exists or would result from this Amendment.
SECTION 5. COVENANTS
5.1    Within 90 days of the Eighth Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the Administrative Agent shall have received in substantially the same form as provided in connection with Amendment No. 6, dated as of September 30, 2014, and in form and substance reasonably satisfactory to the Administrative Agent (and for the avoidance of doubt, the items required under clauses (a), (c), (d) and (e) below, shall not be duplicative of the items required under Section 4.1 (a), (b), (c) and (d) of the Eighth Amendment)
(a)    a fully executed counterpart of an amendment for each Mortgage recorded against Material Real Property prior to the Ninth Amendment Effective Date (each, an “Existing Mortgage”; and collectively the “Existing Mortgages”) or (with consent of the Administrative Agent not to be unreasonably withheld) an additional Mortgage for each Existing Mortgage (each, a “Mortgage Amendment”; and together with the applicable Mortgage, an “Amended Mortgage”), duly executed by the applicable Restricted Subsidiary, together with evidence that such counterpart has been delivered to the title insurance company insuring the Amended Mortgage for recording;
(b)    a fully executed counterpart of a Mortgage encumbering Material Real Property in any jurisdiction which does not allow for amendments to the existing Mortgage (each a “New Mortgage”, collectively the “New Mortgages”), in form substantially similar to the Existing Mortgages, duly executed by the applicable Restricted Subsidiary, together with evidence that such counterpart has been delivered to the title insurance company insuring the Mortgage for recording;
(c)    a date down and modification endorsement in connection with the existing Lenders’ title insurance policy insuring the applicable Amended Mortgage, which endorsement shall insure that each applicable Amended Mortgage is a valid and enforceable Lien on the Mortgaged Property, free of any other Liens except Permitted Liens;
(d)    such affidavits and certificates as shall be required to induce the title company to issue the endorsement contemplated in Section (b), and evidence of payment of all applicable title insurance premiums, search and examination charges, mortgage recording taxes, if applicable, and related charges required for the issuance of such endorsements;
(e)    an opinion from local counsel in the state where each Mortgaged Property is located, in form substantially similar to those previously provided to the Administrative Agent; and
(f)    executed legal opinions of each local counsel for the Loan Parties in each relevant jurisdiction where a Loan Party is organized, in each case, dated as of or after the Ninth Amendment Effective Date and addressed to the Administrative Agent, the Lenders and the other Secured Parties, and their successors, assigns and participants permitted under the Credit Agreement.
SECTION 6. MISCELLANEOUS
6.1    Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its costs and expenses in connection with this Amendment (and any other Loan Documents delivered in connection herewith) as provided in Section 10.04 of the Credit Agreement.
6.2    Reference to and Effect on the Loan Documents.
(a)    As of the Ninth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Restated Credit Agreement.
(b)    Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement (including the schedules and exhibits thereto) and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, or constitute a waiver or amendment of any other provision of the Credit Agreement or any Loan Document (as amended hereby) except as and to the extent expressly set forth herein.
6.3    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Receipt by the Administrative Agent of a facsimile copy of an executed signature page hereof shall constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.
6.4    Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
6.5    Loan Document and Integration. This Amendment is a Loan Document, and together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
6.6    Headings. Section headings contained in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
6.7    Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, as of the date indicated above.

CCA CLUB OPERATIONS HOLDINGS, LLC
By: /s/ Curt McClellan_________________
Name: Curt McClellan

Title: Treasurer
CLUBCORP CLUB OPERATIONS, INC.
By: /s/ Curt McClellan_________________
Name: Curt McClellan

Title: Treasurer

CITICORP NORTH AMERICA, INC.,
as Administrative Agent
By: /s/ Thomas Cole____________
Name: Thomas Cole
Title: Vice President

CITIBANK, N.A.
as Initial New Revolving Credit Lender

By: /s/ Thomas Cole_____________
Name: Thomas Cole
Title: Vice President

JPMORGAN CHASE BANK, N.A.
as Initial New Revolving Credit Lender
By: /s/ Heather Aguilar___________
Name: Heather Aguilar
Title: Authorized Signer

WELLS FARGO BANK, N.A.
as Initial New Revolving Credit Lender
By: /s/ Brett Parmelee____________
Name: Brett Parmelee
Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH
as Initial New Revolving Credit Lender
By: /s/ Michael Winters_______ ___
Name: Michael Winters
Title: Vice President

By: /s/ Peter Cucchiara______ ___
Name: Peter Cucchiara
Title:     Vice President

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PNC BANK, NATIONAL ASSOCIATION
as Initial New Revolving Credit Lender
By: /s/ Christian S. Brown_________
Name: Christian S. Brown
Title: Managing Director

GOLDMAN SACHS BANK USA
as Initial New Revolving Credit Lender
By: /s/ Charles D. Johnston________
Name: Charles D. Johnston
Title: Authorized Signatory

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